Exhibit 99.1

September 20, 2005

COMMUNITY BANCORP. ANNOUNCES QUARTERLY DIVIDEND

Derby, VT	For Immediate Release

For more information, contact Richard C. White at 802-334-7915

     Community Bancorp., the parent company of Community National Bank, has declared a dividend of seventeen cents per share payable November 1, 2005 to shareholders of record as of October 15, 2005.

     Community National Bank is an independent bank that has been serving its communities since 1851, with offices now located in Derby, Derby Line, Island Pond, Barton, Newport, Troy, St. Johnsbury, Montpelier and Barre.